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                                                                   Exhibit 10.20

                                      NOTE

$278,583.33                                                    December 30, 1999

            FOR VALUE RECEIVED, ANTHONY CUTI, a natural person residing in the State of New Jersey (the "Borrower"), hereby promises to pay to the order of DUANE READE INC., a Delaware corporation (the "Lender"), in full on December 19, 2002 the principal sum of Two Hundred Seventy-Eight Thousand Five Hundred Eighty Three Dollars and Thirty-Three Cents ($278,583.33) and all accrued and unpaid interest from December 30, 1999 in lawful money of the United States of America and in immediately available funds. Interest on this note shall accrue at a rate per annum equal at all times to the Federal Mid-Term Rate in effect within thirty days after the payment by the Lender to the Borrower of any Target Bonus or Incentive Bonus (each as defined in the Employment Agreement).

            This Note evidences the loan made by the Lender to the Borrower under the Employment Agreement, dated as of October 27, 1997 and effective as of June 18, 1997 (the "Employment Agreement") between the Lender and the Borrower and is subject to the terms set forth therein, including, without limitation, those terms set forth in Exhibit C to the Employment Agreement. Capitalized terms used and not otherwise defined in this Note shall have the meanings ascribed to them in the Employment Agreement.

            If EBITDA for the calendar year ended immediately prior to the Termination Date equals or exceeds the Base EBITDA Target for such year and as of the Termination Date, EBITDA for the current calendar year is at least anticipated (as reasonably determined by the Lender's outside auditors) to equal or exceed the Base EBITDA Target for such year, the Lender will forgive the interest accrued on this Note as of such date (the "Forgiveness"), and the Borrower will not be required to pay additional interest thereon. The Lender will make an additional payment to the Borrower such that, on an after-tax basis, he receives the benefit of the full amount of the Forgiveness. The Lender shall have the right to reduce as an offset to this Note any amount payable to the Borrower pursuant to Section 17(a)(i) and (ii) of the Employment Agreement by the principal balance outstanding under this Note as of the Termination Date.

            Each of the following shall constitute an "Event of Default":

            (a) The Borrower shall fail to make any payment of principal or interest on the Note by the date that is five days after such payment is due;

            (b) The Borrower's employment with the Lender shall be terminated for any reason or the Borrower shall materially breach any provision of the Employment Agreement; or

            (c) The Borrower shall die or become incapacitated.

            Upon the occurrence of an Event of Default, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable, without
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presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower.

            THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATED TO CONFLICTS OF LAW). THE BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.


                                          By:_________________________________
                                             Anthony Cuti